SHARE EXCHANGE AGREEMENT
                          Interactive Data Vision, Inc.
                          Omni-Tech International, Inc.

     This agreement dated effective February 25, 1988 by and among the shareholders ("IDV Shareholders") of Interactive Data Vision, Inc ( "IDV" ) , Omni-Tech International , I n c . ("OTI") and Coast Capital Ltd ("Coast").

     Coast controls OTI, a shell corporation with public shareholders which desires to acquire all of the outstanding stock of IDV. The IDV Shareholders are willing to exchange their shares for shares of OTI pursuant to the terms and conditions of this agreement and with the understanding and intention in that the exchange of shares will qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986.

I.     The  Exchange.
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     1.     Share Exchange.     Each IDV Shareholder will exchange each share of
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their  common stock of IDV for an equal number of shares of Class A common stock of OTI. All outstanding warrants and options for IDV will be exchanged for similar options or warrants issued by OTI. A schedule of all stockholders, warrant holders and option holders of OTI (collectively "IDV Shareholders") together with their holdings is attached as Schedule A.

     2.     Procedure.     Each  IDV  Shareholder  by  executing  this agreement
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agrees to surrender to the Escrow Agent described in Section V all their shares, warrants  or  options  (the  "IDV  Securities")  for  exchange

1  -  SHARE  EXCHANGE  AGREEMENT
pursuant to this agreement. In executing this agreement, such IDV Shareholder al so authorizes and appoints the Escrow Agent or Its designee as attorney-in-fact to transfer the IDV Securities on the books of IDV into the name of OTI under the terms of this agreement.

II.     Representations  and  Warranties  of  IDV  Shareholders.
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     1.     By  executing  this  agreement,  each IDV Shareholder represents and warrants that they own all of the IDV Securities listed on Schedule A free and clear of any lien, encumbrance or claim of others and may freely transfer, assign and exchange the same.

     2. Each IDV Shareholder represents and warrants that they are exchanging their IDV Securities for securities of OTI ("OTI Securities") for investment purposes only and not with a view to distribution and acknowledge that OTI Securities will not be registered and may be only sold or transferred pursuant to a registration statement or an exemption from registration under the Securities Act of 1933. Each IDV Shareholder acknowledges that the OTI
Securities issued to them may be issued with a legend setting forth this restriction on transfer.

III.     Representations  and  Warranties  of  Coast  and  OTI.
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     1.     Coast and OTI are corporations duly organized, validly existing, and authorized  to  exercise  all  their  corporate  powers, rights, and privileges.

     2. Coast and OTI have the corporate power and corporate authority to own and operate their properties and to carry on their businesses now conducted.

     3. Coast and OTI have all requisite legal and corporate power to execute and deliver this agreement.

2  -  SHARE  EXCHANGE  AGREEMENT

     4. OTI will have at the closing date all required legal and corporate power to issue the OTI Securities called for by this agreement and to issue the Class B common stock to be subscribed to. by Transition Metal Corporation ("TMC") as described In Section IV, and to carry out and perform its obligations under the terms of this exchange.

     5. OTI is a non-reporting public corporation within the meaning of the Securities Exchange Act of 1934.

     6. OTI has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

     7. All corporate action on the part of OTI necessary for the authorization, execution, delivery and performance of all obligations under this agreement and for the issuance and delivery of the OTI Securities has been taken, and this agreement constitutes a valid obligation of Coast and OTI.

     8. The OTI Securities, when sold and delivered in accordance with the terms of this agreement and for the consideration expressed herein, shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid and non-assessable.

     9. There is no action, proceeding, or investigation pending or, to the knowledge of Coast, threatened, or any basis therefore known to Coast to question the validity of this agreement or the accuracy of the representation and warranties herein contained.

     10. All federal, state, local and foreign tax returns required to be filed by OTI have been filed, and any taxes, assessments, or fees and/or other governmental charges owed by OTI have been duly paid.

3  -  SHARE  EXCHANGE  AGREEMENT

     11. Coast and OTI will provide an opinion of Alan L. Schneider, attorney, regarding the trade ability of all of the outstanding shares of OTI at the time of closing including the free trade ability of the OTI common stock held by TMC.

     12. A CUSIP Number for the OTI shares will be provided as soon after closing as possible but no later than ten days thereafter.

13.     OTI  has  no  assets  or  liabilities,  contingent  or  otherwise.

     14. Coast will indemnify and hold harmless IDV or the IDV Shareholders against any and all liabilities and/or debts of OTI.

     15. OTI will deliver to IDV officers at the time of closing all of its corporate books and minutes of previous shareholders' or Board of Director's actions.

     16. OTI will deliver to IDV officers all of its bank records, audited financial statements, bank accounts, and corporate tax filings for the period OTI was active, to the extent currently available.

     17. Within five days of the closing date, Coast and OTI will ensure that there will be three market makers quoting the OT!

stock  in  the  "pink  sheets".

     18. Coast, promptly after the closing date (but no later than 5 days thereafter) shall prepare and file a schedule under Regulation 15c2-11 of the Securities Exchange Act of 1934 with the market makers.

     19. Immediately following closing, the current directors of OTI shall appoint Clyde Feyrer, Reginald Chamorre, and Walter T. Aho as directors of OTI, after which the current directors of OTI will resign.

4  -  SHARE  EXCHANGE  AGREEMENT
provide that such shares shall be automatically and Immediately converted into Class A common stock on a one-for-one basis upon the issuance of an order of registration by the Securities and Exchange Commission with respect to such Class A shares.

V.     Closing.
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     1.     Closing  shall  take  place  in  the  offices  of OTR, Inc., a, duly registered stock transfer agent located at 1130 S.W. Morrison Street, Portland, Oregon, who shall serve as Escrow Agent under thi s agreement. Upon receipt of an agreement executed by all parties or In counterparts and when in possession of all of the IDV Securities and the executed subscription of TMC and assurances of its ownership of 1,000,000 shares of OTI common stock, the Escrow Agent may complete the transaction by transferring the IDV Securities and issuing or causing to be issued the OTI Securities to the IDV Shareholders. The subscription of TMC shall be delivered to OTI management.

VI.     Compensation  Paid  to  Coast.
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     1.     Coast  will  be  entitled  to receive a fee of $90,000 in cash which funds will be paid to it at the rate of 25% of all proceeds as and when received upon payment by TMC under its subscription for shares of OTI of Class B common stock as described in Section IV. Coast shall not be entitled to receive any interest on its fee.

VII.     Miscellaneous.
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     1.     This  agreement may be signed in any number of counterparts, each of which  will  be  considered  an  original.

     2. The representations and warranties herein contained will survive closing.

6  -  SHARE  EXCHANGE  AGREEMENT

     20. The authorized capital stock of OTI shall consist of 50,000,000 shares of Class A common stock, of which 2,657,265 shares are outstanding, 10,000,000 shares of Class 8 common stock, none of which are outstanding, and 10,000,000 shares of preferred stock, none of which are outstanding. Except as contemplated in this agreement there are no other securities, options, warrants or other rights to purchase any securities of OTI outstanding. All outstanding securities of OTI are duly and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

IV.     Purchase  of  Shares  by  Transition  Metal  Corporation.
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     1.     As  a  condition  of closing, OTI shall have received an irrevocable subscription from TMC for the purchase of 1,200,000 shares of Class 8 common stock of OTI at $.80 per share. TMC shall represent to and satisfy Escrow Agent that it holds 1,000,000 shares of free-trading common stock of OTI. It is understood that immediately following closing, such free-trading common shares will be sold to certain investors at a price of $1 per share, the net proceeds of which sale will be committed to the purchase of the Class B common stock of OTI. As and when such free-trading common shares are sold by TMC, the net proceeds from such sale will be paid to OTI and the Class 8 common shares issued to TMC. The issuance of such subscription was in compliance with all applicable federal and state securities laws.

     2. The Class B common stock of OTI to be authorized by the shareholders of OTI prior to closing and issuable pursuant to the subscription from TMC, shall be Identical In all respects to the existing common stock of OTI with the exception that the Class B shares shall

5  -  SHARE  EXCHANGE  AGREEMENT
3.     This  agreement  supercedes  any  previous agreement between the parties.

This agreement is executed effective the day first above written by the parties hereto.

COAST  CAPITAL  LTD.               IDV  SHAREHOLDERS

By:  /s/                         /s/

                              /s/

OMNI-TECH  INTERNATIONAL,  INC.

By:  /s/               /s/

                              /s/

                              /s/

                              /s/

                              /s/

                              /s/

                              /s/

                              /s/




7  -  SHARE  EXCHANGE  AGREEMENT
3.     This  agreement  supercedes  any  previous agreement between the parties.

This agreement is executed effective the day first above written by the parties hereto.

COAST  CAPITAL  LTD.               IDV  SHAREHOLDERS

By:  /s/                       /s/

                              /s/

OMNI-TECH  INTERNATIONAL,  INC.

By:  /s/                      /s/

                              /s/

                              /s/

                              /s/

                              /s/

                              /s/

                              /s/

                              /s/


7  -  SHARE  EXCHANGE  AGREEMENT
                    /s/Donald  H.Hartvig
                    --------------------
               By:  Donald  H.Hartvig
               Donald  H.Hartvig,  Incorporated,  trustee  in
     7     SHARE  EXCHANGE  AGREEMENT     bankruptcy  for  the Estate of Kenneth
Collins